UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2018

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55625	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Payment of Initial Liquidating Distribution

As previously reported in American Realty Capital Healthcare Trust III, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2017 (the “Closing 8-K”), the independent directors of the board of directors of the Company (the “Board”), who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an initial liquidating distribution of $15.75 per share of the Company’s common stock (the “Initial Liquidating Distribution”) pursuant to the Company’s previously announced plan of liquidation and dissolution (the “Plan of Liquidation”). The Initial Liquidating Distribution was paid on January 5, 2018 to stockholders of record at the close of business on December 22, 2017. The Initial Liquidating Distribution represented proceeds from the sale to Healthcare Trust, Inc. (“HTI”), pursuant to a purchase agreement dated as of June 16, 2017 (the “Purchase Agreement”), of all of the membership interests in the Company’s indirect subsidiaries that own the 19 properties comprising substantially all of the Company’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”). The closing of the Asset Sale occurred on December 22, 2017 (the “Closing”).

Determination of Estimated Per-Share NAV as of January 5, 2018

Overview

On July 18, 2017, the independent directors of the Board unanimously approved an estimated per-share net asset value of common stock as of July 18, 2017 equal to $17.64 based on 6,959,059 shares of common stock outstanding on a fully diluted basis (the “July Estimated Per-Share NAV”). The July Estimated Per-Share NAV was based on an estimate, prepared by American Realty Capital Healthcare III Advisors, LLC, the Company’s advisor (the “Advisor”), of the range of net proceeds from the Asset Sale that may be available to distribute to the Company’s stockholders in one or more liquidating distributions pursuant to the Plan of Liquidation. For further discussion of the July Estimated Per-Share NAV, including a discussion of methodologies, estimates and assumptions related thereto, see the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2017.

In light of the Closing and the payment of the Initial Liquidating Distribution, the independent directors of the Board updated the Company’s July Estimated Per-Share NAV. Specifically, on December 21, 2017, the independent directors, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, based on the recommendation of the Advisor, unanimously approved an estimated per-share net asset value of common stock equal to $1.89 as of January 5, 2018 based on 6,959,059 shares of common stock outstanding on a fully diluted basis (the “Revised Estimated Per-Share NAV”). The Revised Estimated Per-Share NAV was approved following the approval of the Asset Sale and the Plan of Liquidation by the Company’s stockholders at the Company’s 2017 annual meeting of stockholders and the approval of the Initial Liquidating Distribution by the independent directors. The Revised Estimated Per-Share NAV was approved subject to the payment of the Initial Liquidating Distribution. In the Company’s definitive proxy statement filed with the SEC on October 23, 2017 (the “Proxy Statement”), the Company provided an updated estimate of the range of net proceeds from the Asset Sale that may be available to distribute to the Company’s stockholders in one or more liquidating distributions pursuant to the Plan of Liquidation. This estimated range was greater than the July Estimated Per-Share NAV due primarily to additional estimated cash from operations resulting from a later estimated closing date. The Revised Estimated Per-Share NAV was adjusted solely to give effect to the Initial Liquidating Distribution and did not contemplate any increase due to the additional estimated cash from operations that resulted from a later estimated closing date.

The following table, prepared by the Advisor, and reviewed by the independent directors, summarizes the individual components of the Revised Estimated Per-Share NAV.

(all dollars in thousands, except per share)
Estimated Net Proceeds from Plan of Liquidation (1)	$122,758
Initial Liquidating Distribution (2)	109,605
Estimated Net Proceeds after Initial Liquidating Distribution	$13,153
Shares of common stock (fully diluted)	6,959,059
Revised Estimated Per-Share NAV	$1.89

(1)	Represents the July Estimated Per-Share NAV multiplied by 6,959,059 shares of common stock outstanding on a fully diluted basis.
(2)	Represents the Initial Liquidating Distribution multiplied by 6,959,059 shares of common stock outstanding on a fully diluted basis.

Limitations of Estimated Per-Share NAV

The Revised Estimated Per-Share NAV is based on certain assumptions and estimates. There can be no guarantee as to the exact amount of net liquidation proceeds that will be available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation. Moreover, shares of common stock are not listed on a national securities exchange, and the Revised Estimated Per-Share NAV does not represent the amount a stockholder would obtain if a stockholder sold his or her shares.

These estimates and assumptions may not be accurate or complete and include, among other things, estimates and assumptions as to the actual amount of time it will take to complete the implementation of the Plan of Liquidation and whether the Company will be required to provide for any unknown and outstanding liabilities or expenses, which may include the establishment of a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available. Under the Purchase Agreement, the Company is obligated to indemnify HTI in certain circumstances, including with respect to any stockholder litigation brought by the Company’s stockholders directly or derivatively in connection with the transactions contemplated by the Purchase Agreement. Indemnifiable losses incurred by HTI, if any, for which the Company is liable will reduce the amount of cash available for distribution to stockholders. Moreover, the Plan of Liquidation states that the final liquidating distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims or other claims that are first made prior to the end of that period. Funding indemnity claims or other contingent liabilities could delay and reduce distributions to stockholders. The Company will also continue to incur liabilities and expenses from operations prior to the dissolution of the Company. The Company’s estimates regarding its expense levels may be inaccurate. Any unexpected claims, liabilities or expenses that arise, or any claims, liabilities or expenses that exceed the Company’s estimates, will reduce the amount of cash available for distribution to stockholders.

The Company is required to publish an estimated net asset value per share of its common stock and provide this information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340. There is no assurance that the methodology used to establish the Revised Estimated Per-Share NAV would be acceptable to FINRA for use on customer account statements, or that the Revised Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conflicts of Interest

Both the Advisor and HTI’s advisor are indirectly owned and controlled by AR Global Investments, LLC (“AR Global”). Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the board of directors of HTI. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global, which is the parent of the Company’s sponsor. In addition, the Company, HTI, the Advisor and HTI’s advisor have the same executive officers.

Inherent conflicts of interest exist where the individuals who comprise the management teams of the Company and HTI are the same individuals and those individuals assisted the Board and HTI’s board of directors in connection with the Asset Sale. In addition, P. Sue Perrotty, an independent director of the Company, has served as an independent director of another AR Global-sponsored REIT, Global Net Lease, Inc., since March 2015 and two other entities previously sponsored by AR Global that are now managed by unrelated advisors.

Termination of Distribution Reinvestment Plan

As previously disclosed, on December 26, 2017, the Company announced the termination of its distribution reinvestment plan (the “DRIP”). The termination became effective on January 5, 2018 upon the mailing of the notice to each participant in the DRIP, the form of which was attached as Exhibit 99.2 to the Closing 8-K.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: unexpected costs or unexpected liabilities; the inability to retain key personnel; future regulatory or legislative actions that could adversely affect the Company; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Proxy Statement and the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017 as amended on April 28, 2017, as such Risk Factors may be updated from time to time in subsequent reports filed under the Securities Exchange Act of 1934, as amended. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust III, Inc.

Date: January 8, 2018	By:	/s/ Katie P. Kurtz
Name: Katie P. Kurtz Title: Chief Financial Officer, Secretary and Treasurer